Exhibit 99.1

PRESS RELEASE

Juniper Pharmaceuticals Reports Fourth Quarter and

Full-Year 2015 Financial Results

Total revenues increased 16% year-over-year, in line with company guidance

Conference call at 8:30 a.m. EST today

BOSTON, MA – March 10, 2016 — Juniper Pharmaceuticals, Inc. (Nasdaq: JNP) (“Juniper” or the “Company”), a women’s health therapeutics company, today announced financial results for the three- and twelve-month periods ended December 31, 2015.

“2015 was a transformative year for Juniper, with strong performance in every aspect of our business,” stated Frank Condella, Chief Executive Officer. “We made significant progress in R&D, advancing COL-1077 10% lidocaine vaginal gel into the clinic as a promising anesthetic for pain associated with minimally-invasive gynecologic procedures. We look forward to reporting results from this 185-patient randomized, double-blinded Phase 2b study in the third quarter.

“Another important 2015 event was securing the global license to a novel segmented intra-vaginal ring (IVR) that holds great potential to profoundly improve the delivery of therapeutics to women. Our initial IVR product candidates are designed to better address the needs of women suffering from overactive bladder and the symptoms of menopause, and for the prevention of preterm birth.

“We are well positioned to fully fund our 2016 operations and planned R&D activities with cash flow from our base business and cash on hand. With successful execution of our current operating plans, we can potentially launch three new products within the next five years with a combined market opportunity well over $1 billion,” Condella concluded.

Full Year Financial Results

Total revenues increased 16% year-over-year to $37.6 million in the year ended December 31, 2015, as compared to $32.5 million in the previous year. The increase was primarily driven by higher sales of CRINONE® (progesterone gel) to Merck KGaA, Darmstadt, Germany, and higher service revenues.

Product revenues from Merck KGaA increased 29% to $22.2 million in 2015, compared with $17.2 million in the prior year. The $5.0 million increase primarily reflects continued in-market demand for CRINONE®, combined with entry into new markets in 2015.

Service revenues increased 33% to $11.7 million for the twelve months ended December 31, 2015, as compared with $8.8 million in the prior year. The $2.9 million increase primarily reflects increases in customer volume across our service offerings. In local currency, revenues increased 44% year over year; however this was dampened by the effect of the strong U.S. Dollar relative to the British Pound.

Royalties totaled $3.7 million in 2015, compared with $6.3 million in the prior year. The decrease in 2015 was primarily driven by a $2.2 million one-time benefit from the monetization of intellectual property that benefitted 2014.

Gross profit increased to $16.1 million in the year ended December 31, 2015, as compared with $14.8 million in the prior year. Gross profit as a percentage of total revenues was 43% for the full year 2015, compared to 46% in the prior year. Excluding the impact of the monetization of intellectual property, the gross margin was 42% in the prior year.

Operating expenses increased to $18.7 million in 2015, up from $11.0 million in the prior year. The $7.7 million increase was primarily driven by a $6.3 million increase in research and development (R&D) costs associated with Juniper’s renewed focus on drug development.

R&D expense in 2015 was largely driven by costs for the ongoing Phase 2b clinical trial of COL-1077 10% lidocaine bioadhesive vaginal gel for pain associated with minimally invasive gynecologic procedures. 2015 R&D expense also includes development costs for our IVR product candidates.

General and administrative costs increased by $1.9 million, while sales and marketing costs were $0.5 million lower in 2015 versus 2014.

The Company recorded a net loss of $2.1 million, or ($0.20) per diluted share, in the twelve months ended December 31, 2015. The result compares with net income of $3.4 million, or $0.27 per diluted share, for the twelve months ended December 31, 2014.

Non-GAAP Adjusted EBITDA was $1.6 million for the 2015 period compared to $7.0 million for the 2014 period. We have determined not to provide Non-GAAP Adjusted EBITDA figures for future periods, as management believes this measure will not provide meaningful supplemental information regarding our performance in such periods.

Fourth Quarter Financial Results

Fourth quarter total revenues increased to $7.6 million, compared with $7.3 million for the quarter ended December 31, 2014. A $1.5 million increase in service revenues was partially offset by lower product revenues and royalties in the fourth quarter of 2015 versus the prior year period.

Gross profit increased to $3.0 million, compared with $2.8 million in the prior year quarter.

Total operating expenses were $2.7 million higher in the fourth quarter of 2015 as compared to the prior year quarter. The increase was largely driven by a $1.5 million increase in R&D spending and a $1.3 million increase in general and administrative costs in the fourth quarter of 2015 versus the prior year period.

As a result, Juniper recorded a net loss of $2.1 million, or ($0.19) per diluted share, in the fourth quarter of 2015, compared to a net loss of $0.5 million, or ($0.05) per diluted share, in the same period of 2014.

Liquidity

Cash and cash equivalents were $13.9 million as of December 31, 2015, versus $16.8 million at December 31, 2014, largely due to changes in working capital.

Financial Outlook

Juniper expects modest revenue growth in 2016 as the strong U.S. Dollar continues to have a negative translation impact on our service and ex-U.S. CRINONE revenue despite strong in-market growth for those businesses. Juniper is positioned to fund 2016 operations and planned R&D activities from cash flow generated by core business operations and our existing cash position.

Conference Call

As previously announced, Juniper’s management will hold a conference call to discuss financial results for the fourth quarter and full year ended December 31, 2015, as follows:

Date:	Thursday, March 10, 2016

Time:	8:30 a.m. EST

Dial-in numbers:	Toll free: (866) 374-4635 (U.S.), (855) 669-9657 (Canada), or International: (412) 902-4218

Webcast (live & archive):	www.juniperpharma.com, under ‘Investors’ or click here

The teleconference replay will be available at approximately one hour after completion through Wednesday, March 16, 2016, at (877) 344-7529 (U.S.), (855) 669-9658 (Canada) or (412) 317-0088 (International). The conference ID for the replay is 10081480.

The archived webcast will be available for one year via the aforementioned URLs.

Use of Non-GAAP Adjusted Financial Information

Included in this press release and the conference call referenced above are non-GAAP financial measures as defined by U.S. Securities and Exchange Commission Regulation G. The GAAP financial measure most directly comparable to such non-GAAP financial measure used or discussed, and a reconciliation of the differences between such non-GAAP financial measure and the comparable GAAP financial measure, is included in this press release after the condensed consolidated financial statements below.

About Juniper Pharmaceuticals

Juniper Pharmaceuticals, Inc. is focused on developing therapeutics that address unmet medical needs in women’s health. The Company is advancing a pipeline of proprietary product candidates that leverage novel intra-vaginal drug delivery technologies. Juniper’s commercial product, CRINONE® 8% (progesterone gel), is marketed by Merck KGaA, Darmstadt, Germany, in over 90 countries worldwide and by Allergan, Inc. in the U.S. Please visit www.juniperpharma.com for more information.

Juniper Pharmaceuticals™ is a trademark of Juniper Pharmaceuticals, Inc., in the U.S. and EU.

CRINONE® is a registered trademark of Merck KGaA, Darmstadt, Germany, outside the U.S. and of Allergan, Inc. in the U.S.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the timing of clinical trials for Juniper’s product candidates and the announcement of results from these trials; the potential of Juniper’s IVR to improve the delivery of therapeutics to women; and our anticipated cash flow and expenses from operations and our ability to fund 2016 operations and planned R&D activities internally. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the drug development process generally, including the outcomes of planned clinical trials and the regulatory review process; the risk that the results of previously conducted studies involving our product candidates will not be repeated or observed in ongoing or future studies or following commercial launch, if such product candidates are approved; risks associated with obtaining, maintaining and protecting intellectual property; risks associated with Juniper Pharmaceuticals’ ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties; the risk of competition from currently approved therapies and from other companies developing products for similar uses; risk associated with Juniper Pharmaceuticals’ ability to manage operating expenses and/or obtain additional funding to support its business activities; and risks associated with Juniper Pharmaceuticals’ dependence on third parties. For a discussion of certain risks and uncertainties associated with Juniper Pharmaceuticals’ forward-looking statements, please review the Company’s reports filed with the SEC, including, but not limited to, its Annual Report on Form 10-K for the period ended December 31, 2015. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. These statements are based on management’s current expectations and Juniper Pharmaceuticals does not undertake any responsibility to revise or update any forward-looking statements contained herein, except as expressly required by law.

Contact

Amy Raskopf

Director, Corporate Communications, Juniper Pharmaceuticals, Inc.

(917) 673-5775 / ir@juniperpharma.com

Media:

Amy Covino

Tell Med Strategies

(201) 774-3111 / amy.covino@tmstrat.com

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Juniper Pharmaceuticals, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues
Product revenues	$3,455	$4,507	$22,162	$17,381
Service revenues	3,259	1,806	11,651	8,770
Royalties	850	946	3,745	6,313

Total revenues	7,564	7,259	37,558	32,464
Cost of product revenues	2,351	2,708	13,053	10,470
Cost of service revenues	2,185	1,740	8,361	7,219

Total cost of revenues	4,536	4,448	21,414	17,689
Gross profit	3,028	2,811	16,144	14,775
Operating expenses
Sales and marketing	308	373	1,249	1,708
Research and development	1,834	351	6,948	663
General and administrative	3,102	1,827	10,458	8,589

Total operating expenses	5,244	2,551	18,655	10,960
Income (loss) from operations	(2,216)	260	(2,511)	3,815

Interest expense, net	(25)	(26)	(106)	(118)
Change in fair value of common stock warrant liability	—	—	—	379
Other income	166	192	488	302

Total non-operating income	141	166	382	563
(Loss) income before income taxes	(2,075)	426	(2,129)	4,378
(Benefit from) provision for income taxes	(6)	920	5	988

Net (loss) income	$(2,069)	$(494)	$(2,134)	$3,390

Basic net (loss) income per common share	$(0.19)	$(0.05)	$(0.20)	$0.31

Diluted net (loss) income per common share	$(0.19)	$(0.05)	$(0.20)	$0.27

Basic weighted average common shares outstanding	10,766	10,751	10,774	10,992

Diluted weighted average common shares outstanding	10,766	10,751	10,774	11,007

Juniper Pharmaceuticals, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except per share data)

	December 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$13,901	$16,762
Accounts receivable, net	7,538	5,289
Inventories	3,623	3,201
Prepaid expenses and other current assets	1,674	1,134

Total current assets	26,736	26,386
Property and equipment, net	12,850	13,041
Intangible assets, net	1,598	2,182
Goodwill	10,010	10,503
Other assets	185	96

Total assets	$51,379	$52,208

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,004	$2,873
Accrued expenses	4,158	1,918
Deferred revenue	1,336	914
Notes payable	238	243

Total current liabilities	7,736	5,948
Deferred revenue, net of current portion	710	1,553
Notes payable, net of current portion	2,897	3,289
Deferred rent	69	—

Total liabilities	11,412	10,790

Commitments and contingencies
Contingently redeemable series C preferred stock, 0.55 shares issued and outstanding (liquidation preference of $550)	550	550

Shareholders’ equity:
Preferred stock, $0.01 par value; 1,000 shares authorized Series B convertible preferred stock, 0.13 shares issued and outstanding (liquidation preference of $13)	—	—
Common stock $0.01 par value; 150,000 shares authorized; 12,215 issued and 10,802 outstanding at December 31, 2015 and 12,186 issued and 10,775 outstanding at December 31, 2014	122	122
Additional paid-in capital	289,464	287,660
Treasury stock, (at cost); 1,413 shares and 1,411 shares at December 31, 2015 and 2014, respectively	(8,601)	(8,579)
Accumulated deficit	(240,406)	(238,272)
Accumulated other comprehensive loss	(1,162)	(63)

Total shareholders’ equity	39,417	40,868

Total liabilities and shareholders’ equity	$51,379	$52,208

Juniper Pharmaceuticals, Inc.

Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net (loss) income	$(2,069)	$(494)	$(2,134)	$3,390

Non-GAAP adjustments to net income:
Depreciation and amortization	409	528	1,911	1,992
Stock-based compensation expense	356	150	1,750	607
Change in fair value of common stock warrant liability	—	—	—	(379)
(Benefit from) provision for income taxes	(6)	920	5	988
Severance and relocation	—	—	—	274
Interest expense, net	25	26	106	118

Total Non-GAAP adjustments to net income	784	1,624	3,772	3,600

Adjusted EBITDA	$(1,285)	1,130	1,638	6,990

Non-GAAP Financial Presentation

To supplement our consolidated financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Juniper uses non-GAAP measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP. The non-GAAP financial measure included in this press release presents adjusted EBITDA, which is a financial measure calculated in this instance by excluding from net income: depreciation and amortization; stock-based compensation expense; the change in the fair value of common stock warrant liability; income taxes; severance and relocation; and interest expense, net. This exclusion may be different from, and therefore not comparable to, similar measures used by other companies.

Juniper’s management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our core business operating results. Juniper believes that both management and investors may benefit from referring to this non-GAAP financial measure in assessing Juniper’s performance and when planning, forecasting and analyzing future periods. This non-GAAP financial measure also facilitates management’s internal comparisons to Juniper’s historical performance and our competitors’ operating results. Juniper believes that this non-GAAP measure may be useful to investors in allowing for greater transparency with respect to supplemental information used by management in our financial and operational decision-making.

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Source: Juniper Pharmaceuticals, Inc.